EX. 7c

Series Number
Series Name
Is This The Last Filing For This Series?
91
INTERNATIONAL REAL ESTATE SECURITIES FUND
N
93
COMMODITY STRATEGY FUND
N
94
INCOME STRATEGIES PORTFOLIO
N
95
SATELITTE STRATEGIES PORTFOLIO
N